Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-44516, 33-46026, 33-62226, 33-88598, 333-
2751, 333-29981, 333-52547, 333-75065, 333-34188, 333-54200 and 333-101525) of
Emisphere Technologies, Inc., of our report dated January 31, 2003, relating to the financial statements of Emisphere Technologies, Inc., which appears in this Form 10-K.


                                                      PricewaterhouseCoopers LLP


New York, New York
March 31, 2003